UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 30, 2021

Commission File Number: 0-24260

AMEDISYS, INC.

(Exact Name of Registrant as specified in its Charter)

Delaware	11-3131700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3854 American Way, Suite A, Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AMED	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 30, 2021, Amedisys, Inc. (the “Company”) entered into a Second Amendment to its Amended and Restated Credit Agreement, effective as of that date (the “Second Amendment”), by and among the Company and Amedisys Holding, L.L.C., a wholly-owned subsidiary of the Company (collectively, the “Borrowers”), as the borrowers, certain subsidiaries of the Company that are party thereto as guarantors, Bank of America, N.A. (the “Administrative Agent”), as the administrative agent, swingline lender and letter of credit issuer, Citizens Bank, N.A., Fifth Third Bank, National Association, and JPMorgan Chase Bank, N.A., as co-syndication agents, BBVA USA, Capital One Bank, National Association, Regions Bank and Wells Fargo Bank, National Association, as co-documentation agents, the other letter of credit issuers and lenders party thereto, BofA Securities, Inc., Citizens Bank, N.A., Fifth Third Bank, National Association, and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint bookrunners. The Second Amendment amends the Amended and Restated Credit Agreement, dated as of June 29, 2018, as amended by the First Amendment to the Amended and Restated Credit Agreement, dated as of February 4, 2019 (the “Existing Credit Agreement,” and as amended by the Second Amendment, the “Second Amended Credit Agreement”).

The Second Amended Credit Agreement provides for a senior secured credit facility in an initial aggregate principal amount of up to $1.0 billion, which includes a $550.0 million Revolving Credit Facility under the Second Amended Credit Agreement, and a term loan facility with a principal amount of up to $450.0 million (the “Amended Term Loan Facility” and collectively with the Revolving Credit Facility, the “Amended Credit Facility”).

Proceeds from the $450.0 million Amended Term Loan Facility were used to pay off the outstanding Term Loan principal balance as of July 30, 2021, as well as to fund 100% of the purchase price of the Contessa acquisition (described in Item 2.01 below).

The loans issued under the Amended Credit Facility bear interest on a per annum basis, at our election, at either: (i) the Base Rate plus the Applicable Rate or (ii) the Eurodollar Rate plus the Applicable Rate. The “Base Rate” means a fluctuating rate per annum equal to the highest of (a) the federal funds rate plus 0.50% per annum, (b) the prime rate of interest established by the Administrative Agent, and (c) the Eurodollar Rate plus 1% per annum. The “Eurodollar Rate” means the quoted rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable successor rate for an interest period of one, three or six months (as selected by us). The “Applicable Rate” is based on the consolidated leverage ratio and is presented in the table below. We are also subject to a commitment fee and letter of credit fee under the terms of the Second Amended Credit Agreement, as presented in the table below.

Pricing Tier	Consolidated Leverage Ratio	Commitment Fee	Letter of Credit Fee	Eurodollar Rate Loans and Daily Floating LIBOR Rate Loans	Base Rate Loans
I	> 3.00 to 1.0	0.30%	1.75%	2.00%	1.00%
II	≤ 3.00 to 1.0 but > 2.00 to 1.0	0.25%	1.50%	1.75%	0.75%
III	≤ 2.00 to 1.0 but > 0.75 to 1.0	0.20%	1.25%	1.50%	0.50%
IV	≤ 0.75 to 1.0	0.15%	1.00%	1.25%	0.25%

The final maturity date of the Amended Credit Facility is July 30, 2026. The Revolving Credit Facility will terminate and be due and payable as of the final maturity date. The Amended Term Loan Facility, however, is subject to quarterly amortization of principal in the amount of (i) 0.625% for the period commencing on July 30, 2021 and ending on September 30, 2023, and (ii) 1.250% for the period commencing on October 1, 2023 and ending on July 30, 2026. The remaining balance of the Amended Term Loan Facility must be paid upon the final maturity date. In addition to the scheduled amortization of the Amended Term Loan Facility, and subject to customary exceptions and reinvestment rights, we are required to prepay the Amended Term Loan Facility first and the Revolving Credit Facility second with 100% of all net cash proceeds received by any loan party or any subsidiary thereof in connection with (a) any asset sale or disposition where such loan party receives net cash proceeds in excess of $5 million or (b) any debt issuance that is not permitted under the Second Amended Credit Agreement.

The Second Amended Credit Agreement contains customary negative covenants, including, but not limited to, restrictions on the incurrence of liens and additional debt, the sales of assets and other fundamental corporate changes, investments and the declaration of dividends. In addition, the Second Amended Credit Agreement requires the Borrowers to satisfy financial covenants based on their consolidated leverage ratio and a consolidated interest coverage ratio. All of the Borrowers’ covenants, which are described more fully in the Second Amended Credit Agreement, are subject to certain exceptions and baskets.

The Second Amended Credit Agreement includes the same events of default and remedies upon an event of default as the Existing Credit Agreement, including acceleration of the amounts due under the Amended Credit Facility. The Amended Credit Facility also continues to be guaranteed by substantially all of the wholly-owned direct and indirect subsidiaries of the Borrowers and secured by a first lien security interest in all of the personal property of the Borrowers and their wholly-owned direct and indirect subsidiaries.

The Second Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Second Amendment and the Second Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K.

Certain parties to the Second Amended Credit Agreement and certain of their respective affiliates have performed in the past, and may from time to time perform in the future, banking, investment banking and/or other advisory services for the Company and its affiliates for which they have received, and/or will receive, customary fees and expenses.

SECTION 2 — FINANCIAL INFORMATION

ITEM 2.01.    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 1, 2021, Amedisys Holding, L.L.C., a wholly-owned subsidiary of the Company (“Holding”), completed the previously-announced acquisition of Contessa Health, Inc. (“Contessa”), a leader in hospital-at-home and skilled nursing facility (SNF) at-home services, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among Holding, Amedisys Commodore, L.L.C., a wholly-owned subsidiary of Holding (“Merger Sub”), Contessa and Shareholder Representative Services LLC, pursuant to which Merger Sub merged with and into Contessa, with Contessa continuing as a wholly-owned subsidiary of Holding (the “Merger”). The total consideration for the Merger was $250 million, which the Company funded from proceeds of the Amended Term Loan Facility, as described in Item 1.01 above.

The foregoing description of the Merger is only a summary and is subject to, and qualified in its entirety by, reference to the full text of the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

ITEM 2.02.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 4, 2021, the Company issued a press release (the “Press Release”) announcing its financial results for the three and six-month periods ended June 30, 2021. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information presented in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless we specifically state that the information is to be considered “filed” under the Exchange Act or specifically incorporate it by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

ITEM 2.03.    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On July 30, 2021, the Company entered into the Second Amendment, as further described under Item 1.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference.

SECTION 7 – REGULATION FD

ITEM 7.01.    REGULATION FD DISCLOSURE

Item 2.02 of this Current Report on Form 8-K is incorporated herein by reference.

The Press Release also announced that the Company has closed on its previously-announced acquisition of Contessa (described in Item 2.01 above) and that the Company entered into the Second Amendment. In addition, the Company announced that its Board of Directors authorized a share repurchase program, pursuant to which the Company may repurchase up to $100 million of its outstanding common stock through December 31, 2022 (the “New Share Repurchase Program”), to commence upon the completion of the Company’s existing $100 million share repurchase program, approved by its Board of Directors on December 17, 2020 (the “Existing Share Repurchase Program” and together with the New Share Repurchase Program, the “Repurchase Programs”). Repurchases may be made under the Existing Share Repurchase Program through December 31, 2021.

Under the terms of the Repurchase Programs, the Company may repurchase shares of its common stock from time to time through open market purchases, unsolicited or solicited privately negotiated transactions, an accelerated stock repurchase program, and/or a trading plan in compliance with Exchange Act Rule 10b5-1. The timing and the amount of the repurchases will be determined by management based on a number of factors, including but not limited to share price, trading volume and general market conditions, as well as on working capital requirements, general business conditions and other factors.

In addition, a copy of the supplemental slides which will be discussed during the Company’s earnings call at 11:00 a.m. ET on Thursday, August 5, 2021 is attached to this report as Exhibit 99.2 and incorporated herein by reference.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibits 99.1 and 99.2 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibits 99.1 and 99.2 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

2.1

Agreement and Plan of Merger, dated as of June 27, 2021, by and among Amedisys Holding, L.L.C., Amedisys Commodore, L.L.C., Contessa Health, Inc., Shareholder Representative Services LLC, and, solely for purposes of Section 10.17, Amedisys, Inc. (Immaterial schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request)

10.1	Second Amendment to Amended and Restated Credit Agreement, dated as of July 30, 2021, by and among Amedisys, Inc. and Amedisys Holding, L.L.C., as the borrowers, the Guarantors party thereto, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer, and the other L/C Issuers party thereto (Immaterial schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.)

99.1	Press release dated August 4, 2021 (furnished only)

99.2	Supplemental slides provided in connection with the second quarter 2021 earnings call of the Company (furnished only)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.
(Registrant)

By:	/s/ Scott G. Ginn
Scott G. Ginn
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

DATE: August 4, 2021